Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2017 Earnings

•	Q2 2017 EPS of $0.53 up 4 percent from $0.51 in Q2 2016

•	Equity assets reach record $65.8 billion

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., July 27, 2017) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.53 for Q2 2017, compared to $0.51 for the same quarter last year on net income of $53.5 million for Q2 2017, compared to $52.7 million for Q2 2016.
Federated's total managed assets were $360.4 billion at June 30, 2017, down $6.8 billion or 2 percent from $367.2 billion at June 30, 2016 and down $1.3 billion from $361.7 billion at March 31, 2017. Lower money market assets were partially offset by higher equity and fixed-income assets at the end of Q2 2017 compared to both the end of Q2 2016 and Q1 2017. Average managed assets for Q2 2017 were $360.0 billion, down $4.2 billion or 1 percent from $364.2 billion reported for Q2 2016 and down $3.2 billion or 1 percent from $363.2 billion reported for Q1 2017.
"Investors showed continued interest in the $7.3 billion Federated Total Return Bond Fund, a core holding with broad fixed-income market exposure, which experienced positive net sales in the second quarter," said J. Christopher Donahue, president and chief executive officer. "Federated also saw positive flows in fixed-income funds overall, including high-yield strategies and a range of short-duration products."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on Aug. 15, 2017 to shareholders of record as of Aug. 8, 2017. During Q2 2017, Federated purchased 580,274 shares of Federated class B common stock for $14.7 million.
Federated's equity assets were a record $65.8 billion at June 30, 2017, up $3.9 billion or 6 percent from $61.9 billion at June 30, 2016 and up $1.0 billion or 2 percent from $64.8 billion at March 31, 2017. Assets in Federated's domestic and international Strategic Value Dividend strategies were a record $40.0 billion at June 30, 2017, up $4.1 billion or 11 percent from $35.9 billion at June 30, 2016 and up $1.1 billion or 3 percent from $38.9 billion at March 31, 2017. Top-selling equity funds during Q2 2017 on a net basis were led by Federated MDT Small Cap Growth Fund and Federated MDT Small Cap Core Fund.
Federated's fixed-income assets were $52.5 billion at June 30, 2017, up $2.2 billion or 4 percent from $50.3 billion at June 30, 2016 and up $0.7 billion or 1 percent from $51.8 billion at March 31, 2017. Top-selling fixed-income funds during Q2 2017 on a net basis included Federated Total Return Bond Fund, Federated Institutional High Yield Bond Fund, Federated Floating Rate Strategic Income Fund and various short-duration strategies.
Money market assets were $242.1 billion at June 30, 2017, down $12.9 billion or 5 percent from $255.0 billion at June 30, 2016 and down $3.1 billion or 1 percent from $245.2 billion at March 31, 2017. Money market fund assets were $173.3 billion at June 30, 2017, down $44.8 billion or 21 percent from $218.1 billion at June 30, 2016 and down $1.9 billion or 1 percent from $175.2 billion at March 31, 2017. Since June 30, 2016 approximately $25 billion in money market assets has transitioned from Federated funds to Federated separate accounts. Federated's money market separate account assets were $68.8 billion at

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q2 2017 Earnings	Page 2 of 11

June 30, 2017, up $31.9 billion or 86 percent from $36.9 billion at June 30, 2016 and down $1.2 billion or 2 percent from $70.0 billion at March 31, 2017.
Financial Summary
Q2 2017 vs. Q2 2016
Revenue decreased by $13.9 million or 5 percent primarily due to a decrease in revenue from lower average money market assets and a decrease in revenue resulting from a change in a customer relationship. The decrease in revenue was partially offset by a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity assets. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q2 2017, Federated derived 60 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 17 percent from fixed-income assets) and 40 percent from money market assets.
Operating expenses decreased by $10.5 million or 5 percent primarily due to a decrease in distribution expenses related to lower average money market fund assets and a change in a customer relationship, partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers. The decrease in operating expenses is also attributable to a decrease in compensation and related expenses resulting from lower incentive compensation.
Q2 2017 vs. Q1 2017
Revenue decreased slightly primarily due to a decrease in revenue resulting from a change in a customer relationship and a decrease in revenue from lower average money market assets. The decrease in revenue was partially offset by a decrease in voluntary yield-related fee waivers, having one more day in Q2 2017 vs. Q1 2017 and an increase in revenue from higher average equity assets.
Operating expenses decreased by $7.1 million or 4 percent primarily due to a decrease in distribution expenses related to a change in a customer relationship and lower average money market fund assets, partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers. The decrease in operating expenses is also attributable to a decrease in compensation and related expenses resulting from the seasonal decrease in payroll taxes.
YTD 2017 vs. YTD 2016
Revenue decreased by $12.6 million or 2 percent primarily due to a decrease in revenue from lower average money market assets and a decrease in revenue resulting from a change in a customer relationship. The decrease in revenue was partially offset by a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity and fixed-income assets.
For the first half of 2017, Federated derived 59 percent of its revenue from equity and fixed-income assets (42 percent from equity assets and 17 percent from fixed-income assets) and 41 percent from money market assets.
Operating expenses decreased by $12.3 million or 3 percent primarily due to a decrease in compensation and related expenses resulting from lower incentive compensation and a decrease in distribution expense related to lower average money market fund assets and a change in a customer relationship. These decreases were partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers and an increase related to higher average equity and fixed-income fund assets.

Federated Reports Q2 2017 Earnings	Page 3 of 11

Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and their resulting negative impact could vary in the future as they are contingent on a number of variables as described in Federated's annual and quarterly reports as filed with the SEC.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q2 2016 to Q2 2017	Quarter Ended	Change Q1 2017 to Q2 2017	Six Months Ended		Change YTD 2016 to YTD 2017
	June 30, 2017	June 30, 2016		March 31, 2017		June 30, 2017	June 30, 2016
Investment advisory fees	$(0.1)	$(6.2)	$6.1	$(0.5)	$0.4	$(0.6)	$(21.2)	$20.6
Other service fees	0.0	(15.1)	15.1	(3.8)	3.8	(3.8)	(37.6)	33.8
Total revenue	(0.1)	(21.3)	21.2	(4.3)	4.2	(4.4)	(58.8)	54.4
Less: Reduction in distribution expense	0.1	16.5	(16.4)	3.5	(3.4)	3.6	44.4	(40.8)
Operating income	0.0	(4.8)	4.8	(0.8)	0.8	(0.8)	(14.4)	13.6
Less: Increase in noncontrolling interest	0.0	(0.2)	0.2	0.0	0.0	0.0	0.0	0.0
Pre-tax impact	$0.0	$(5.0)	$5.0	$(0.8)	$0.8	$(0.8)	$(14.4)	$13.6
Federated will host an earnings conference call at 9 a.m. Eastern on July 28, 2017. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern July 28, 2017 until Aug. 4, 2017 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 15978. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $360.4 billion in assets as of June 30, 2017. With 122 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 5 percent of equity fund managers in the industry, the top 9 percent of money market fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, June 30, 2017. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, investor interest and preferences, performance and demand, asset flows and mix, fee arrangements with customers, expenses, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity,

Federated Reports Q2 2017 Earnings	Page 4 of 11

performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2017 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2016 to Q2 2017	Quarter Ended	% Change Q1 2017 to Q2 2017
	June 30, 2017	June 30, 2016		March 31, 2017
Revenue
Investment advisory fees, net	$179,322	$192,663	(7)%	$181,318	(1)%
Administrative service fees, net—affiliates	45,601	53,131	(14)	46,701	(2)
Other service fees, net	47,442	39,943	19	45,052	5
Other, net	431	1,001	(57)	430	0
Total Revenue	272,796	286,738	(5)	273,501	0

Operating Expenses
Distribution	87,174	94,741	(8)	90,359	(4)
Compensation and related	71,370	75,225	(5)	73,402	(3)
Systems and communications	8,041	7,767	4	8,225	(2)
Office and occupancy	7,161	6,675	7	7,352	(3)
Professional service fees	5,728	3,645	57	6,680	(14)
Advertising and promotional	3,095	3,938	(21)	2,955	5
Travel and related	2,958	3,656	(19)	2,934	1
Other	3,058	3,421	(11)	3,821	(20)
Total Operating Expenses	188,585	199,068	(5)	195,728	(4)
Operating Income	84,211	87,670	(4)	77,773	8

Nonoperating Income (Expenses)
Investment income, net	3,937	1,105	256	4,214	(7)
Debt expense	(1,182)	(1,020)	16	(1,102)	7
Other, net	(33)	(2)	1,550	0	NM
Total Nonoperating Income, net	2,722	83	3,180	3,112	(13)
Income before income taxes	86,933	87,753	(1)	80,885	7
Income tax provision	32,274	31,335	3	29,858	8
Net income including the noncontrolling interests in subsidiaries	54,659	56,418	(3)	51,027	7
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,208	3,709	(67)	1,386	(13)
Net Income	$53,451	$52,709	1%	$49,641	8%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.53	$0.51	4%	$0.49	8%
Weighted-average shares outstanding
Basic	97,581	99,592		97,863
Diluted	97,582	99,593		97,864
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.2 million, $2.1 million and $2.0 million available to unvested restricted shareholders for the quarterly periods ended June 30, 2017, June 30, 2016 and March 31, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2017 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2017	June 30, 2016	% Change
Revenue
Investment advisory fees, net	$360,639	$374,510	(4)%
Administrative service fees, net - affiliates	92,302	106,604	(13)
Other service fees, net	92,494	75,841	22
Other, net	862	1,892	(54)
Total Revenue	546,297	558,847	(2)

Operating Expenses
Distribution	177,533	183,122	(3)
Compensation and related	144,772	151,995	(5)
Systems and communications	16,266	15,632	4
Office and occupancy	14,513	13,563	7
Professional service fees	12,408	12,526	(1)
Advertising and promotional	6,051	7,380	(18)
Travel and related	5,893	6,562	(10)
Other	6,877	5,842	18
Total Operating Expenses	384,313	396,622	(3)
Operating Income	161,984	162,225	0

Nonoperating Income (Expenses)
Investment income, net	8,151	3,769	116
Debt expense	(2,283)	(2,079)	10
Other, net	(34)	(7)	386
Total Nonoperating Income, net	5,834	1,683	247
Income before income taxes	167,818	163,908	2
Income tax provision	62,132	58,531	6
Net income including the noncontrolling interests in subsidiaries	105,686	105,377	0
Less: Net income attributable to the noncontrolling interests in subsidiaries	2,594	7,225	(64)
Net Income	$103,092	$98,152	5%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.01	$0.94	7%
Weighted-average shares outstanding
Basic	97,722	99,697
Diluted	97,723	99,698
Dividends declared per share	$0.50	$0.50
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $4.1 million and $3.9 million available to unvested restricted shareholders for the six months ended June 30, 2017 and June 30, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2017 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2017	Dec. 31, 2016
Assets
Cash and other investments	$282,775	$301,149
Other current assets	61,608	58,611
Intangible assets, net, including goodwill	737,202	733,137
Other long-term assets	59,206	62,210
Total Assets	$1,140,791	$1,155,107

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$94,679	$162,538
Long-term debt	178,500	165,750
Other long-term liabilities	205,321	199,673
Redeemable noncontrolling interests	30,662	31,362
Equity excluding treasury stock	901,042	851,166
Treasury stock	(269,413)	(255,382)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,140,791	$1,155,107

Federated Reports Q2 2017 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Equity funds
Beginning assets	$37,159	$36,231	$34,935	$36,231	$34,125
Sales	1,411	1,703	3,117	3,114	6,556
Redemptions	(2,394)	(3,047)	(2,294)	(5,441)	(4,814)
Net (redemptions) sales	(983)	(1,344)	823	(2,327)	1,742
Net exchanges	(74)	60	(16)	(14)	(53)
Acquisition-related	0	287	0	287	0
Market gains and losses[1]	1,123	1,925	1,334	3,048	1,262
Ending assets	$37,225	$37,159	$37,076	$37,225	$37,076

Equity separate accounts[2]
Beginning assets	$27,611	$26,150	$21,550	$26,150	$19,431
Sales[3]	1,852	1,912	3,156	3,764	5,506
Redemptions[3]	(1,835)	(1,994)	(1,153)	(3,829)	(2,382)
Net sales (redemptions)[3]	17	(82)	2,003	(65)	3,124
Market gains and losses[1]	934	1,543	1,232	2,477	2,230
Ending assets	$28,562	$27,611	$24,785	$28,562	$24,785

Total equity[2]
Beginning assets	$64,770	$62,381	$56,485	$62,381	$53,556
Sales[3]	3,263	3,615	6,273	6,878	12,062
Redemptions[3]	(4,229)	(5,041)	(3,447)	(9,270)	(7,196)
Net (redemptions) sales[3]	(966)	(1,426)	2,826	(2,392)	4,866
Net exchanges	(74)	60	(16)	(14)	(53)
Acquisition-related	0	287	0	287	0
Market gains and losses[1]	2,057	3,468	2,566	5,525	3,492
Ending assets	$65,787	$64,770	$61,861	$65,787	$61,861

Fixed-income funds
Beginning assets	$40,239	$39,434	$37,826	$39,434	$37,989
Sales	3,729	3,986	3,467	7,715	6,801
Redemptions	(3,591)	(3,831)	(3,364)	(7,422)	(7,444)
Net sales (redemptions)	138	155	103	293	(643)
Net exchanges	10	(24)	18	(14)	(31)
Acquisition-related	0	148	0	148	0
Market gains and losses[1]	493	526	664	1,019	1,296
Ending assets	$40,880	$40,239	$38,611	$40,880	$38,611

Fixed-income separate accounts[2]
Beginning assets	$11,541	$11,880	$13,352	$11,880	$13,130
Sales[3]	277	214	147	491	344
Redemptions[3]	(401)	(695)	(2,105)	(1,096)	(2,433)
Net redemptions[3]	(124)	(481)	(1,958)	(605)	(2,089)
Net exchanges	0	(56)	0	(56)	0
Market gains and losses[1]	210	198	320	408	673
Ending assets	$11,627	$11,541	$11,714	$11,627	$11,714

Total fixed income[2]
Beginning assets	$51,780	$51,314	$51,178	$51,314	$51,119
Sales[3]	4,006	4,200	3,614	8,206	7,145
Redemptions[3]	(3,992)	(4,526)	(5,469)	(8,518)	(9,877)
Net sales (redemptions)[3]	14	(326)	(1,855)	(312)	(2,732)
Net exchanges	10	(80)	18	(70)	(31)
Acquisition-related	0	148	0	148	0
Market gains and losses[1]	703	724	984	1,427	1,969
Ending assets	$52,507	$51,780	$50,325	$52,507	$50,325
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q2 2017 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Funds
Beginning assets	$77,398	$75,665	$72,761	$75,665	$72,114
Sales	5,140	5,689	6,584	10,829	13,357
Redemptions	(5,985)	(6,878)	(5,658)	(12,863)	(12,258)
Net (redemptions) sales	(845)	(1,189)	926	(2,034)	1,099
Net exchanges	(64)	36	2	(28)	(84)
Acquisition-related	0	435	0	435	0
Market gains and losses[1]	1,616	2,451	1,998	4,067	2,558
Ending assets	$78,105	$77,398	$75,687	$78,105	$75,687

Separate accounts[2]
Beginning assets	$39,152	$38,030	$34,902	$38,030	$32,561
Sales[3]	2,129	2,126	3,303	4,255	5,850
Redemptions[3]	(2,236)	(2,689)	(3,258)	(4,925)	(4,815)
Net (redemptions) sales[3]	(107)	(563)	45	(670)	1,035
Net exchanges	0	(56)	0	(56)	0
Market gains and losses[1]	1,144	1,741	1,552	2,885	2,903
Ending assets	$40,189	$39,152	$36,499	$40,189	$36,499

Total assets [2]
Beginning assets	$116,550	$113,695	$107,663	$113,695	$104,675
Sales[3]	7,269	7,815	9,887	15,084	19,207
Redemptions[3]	(8,221)	(9,567)	(8,916)	(17,788)	(17,073)
Net (redemptions) sales[3]	(952)	(1,752)	971	(2,704)	2,134
Net exchanges	(64)	(20)	2	(84)	(84)
Acquisition-related	0	435	0	435	0
Market gains and losses[1]	2,760	4,192	3,550	6,952	5,461
Ending assets	$118,294	$116,550	$112,186	$118,294	$112,186
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q2 2017 Earnings	Page 10 of 11

Unaudited Managed Assets (in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
By Asset Class
Equity	$65,787	$64,770	$62,381	$64,114	$61,861
Fixed-income	52,507	51,780	51,314	51,844	50,325
Money market	242,096	245,198	252,213	248,366	254,992
Total Managed Assets	$360,390	$361,748	$365,908	$364,324	$367,178
By Product Type
Funds:
Equity	$37,225	$37,159	$36,231	$37,777	$37,076
Fixed-income	40,880	40,239	39,434	39,796	38,611
Money market	173,338	175,232	206,411	209,382	218,107
Total Fund Assets	$251,443	$252,630	$282,076	$286,955	$293,794
Separate Accounts:
Equity	$28,562	$27,611	$26,150	$26,337	$24,785
Fixed-income	11,627	11,541	11,880	12,048	11,714
Money market	68,758	69,966	45,802	38,984	36,885
Total Separate Account Assets	$108,947	$109,118	$83,832	$77,369	$73,384
Total Managed Assets	$360,390	$361,748	$365,908	$364,324	$367,178

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
By Asset Class
Equity	$65,399	$63,780	$62,575	$63,682	$58,680
Fixed-income	52,291	51,802	51,526	51,446	50,793
Money market	242,298	247,591	244,197	250,292	254,693
Total Avg. Managed Assets	$359,988	$363,173	$358,298	$365,420	$364,166
By Product Type
Funds:
Equity	$37,325	$36,957	$36,667	$37,902	$35,891
Fixed-income	40,670	40,086	39,571	39,527	38,214
Money market	172,626	182,418	203,474	213,078	217,226
Total Avg. Fund Assets	$250,621	$259,461	$279,712	$290,507	$291,331
Separate Accounts:
Equity	$28,074	$26,823	$25,908	$25,780	$22,789
Fixed-income	11,621	11,716	11,955	11,919	12,579
Money market	69,672	65,173	40,723	37,214	37,467
Total Avg. Separate Account Assets	$109,367	$103,712	$78,586	$74,913	$72,835
Total Avg. Managed Assets	$359,988	$363,173	$358,298	$365,420	$364,166

Federated Reports Q2 2017 Earnings	Page 11 of 11

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2017	June 30, 2016
By Asset Class
Equity	$64,590	$55,733
Fixed-income	52,047	50,836
Money market	244,944	257,448
Total Avg. Managed Assets	$361,581	$364,017
By Product Type
Funds:
Equity	$37,141	$34,406
Fixed-income	40,378	37,995
Money market	177,522	219,537
Total Avg. Fund Assets	$255,041	$291,938
Separate Accounts:
Equity	$27,449	$21,327
Fixed-income	11,669	12,841
Money market	67,422	37,911
Total Avg. Separate Account Assets	$106,540	$72,079
Total Avg. Managed Assets	$361,581	$364,017